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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) March 9, 2004

         FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS (Exact
                 Name of Registrant as Specified in Its Charter)

                                      Ohio
              ----------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


          001-06249                                       34-6513657
     ------------------------              ------------------------------------
     (Commission File Number)              (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                       n/a
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 4. Changes in Registrant's Certifying Accountant

     As previously reported, the Registrant's independent auditors for the year ended December 31, 2003 advised the Registrant that they would not stand for re-election as the Registrant's independent auditors for the year ending December 31, 2004. Effective March 9, 2004, the Registrant engaged, subject to ratification by the requisite percentage of holders of common shares of beneficial interest in the Registrant, Deloitte & Touche LLP as its independent auditors for the twelve month period ending December 31, 2004. The Registrant did not consult Deloitte & Touche LLP. regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K prior to March 9, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

     99. Press Release, dated March 11, 2003

Item 9. Regulation FD Disclosure

On March 11, 2003, the Registrant issued a press release announcing the operating results for the fourth quarter and year ended December 31, 2003.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 11th day of March, 2004.


                                        FIRST UNION REAL ESTATE EQUITY AND
                                           MORTGAGE INVESTMENTS

                                        By: /s/ Carolyn Tiffany
                                            -----------------------------------
                                            Carolyn Tiffany
                                            Chief Operating Officer




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                                  EXHIBIT INDEX



Exhibit                                                                  Page
-------                                                                  ----

99.1  Press Release dated March 11, 2004.                                  5








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